Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Chukong Holdings Limited of our report dated April 3, 2014 relating to the consolidated financial statements of Chukong Holdings Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, People’s Republic of China

April 18, 2014